Exhibit 16.1




                            PRICE WATERHOUSE LLP
                           400 South Hope Street
                     Los Angeles, California 90071-2889



November 7, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           Broadway Stores, Inc.
                           ---------------------

We have read Item 4 of Broadway Stores, Inc.'s Form 8-K dated October 11, 1995 and are in agreement with the statements contained in paragraph 2.

Yours very truly

/s/ Price Waterhouse LLP